                                   EXHIBIT 21

                      BROWN & SHARPE MANUFACTURING COMPANY
                      ------------------------------------
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------



Subsidiaries of the Registrant as of December 31, 2000, are as follows:

                                                                                           Percentage of
                                                                  Jurisdiction              Voting Power
                                                                       of                   Owned by the
     Name of Subsidiary                                          Incorporation               Registrant
     ------------------                                          --------------              ----------
Borel & Dunner, Inc.                                             Michigan                        100%

Brown & Sharpe Aftermarket Services, Inc.                        Delaware                        100%

Brown & Sharpe S.A. Roch *                                       France                          100%

Mauser Prazisions Messmittel GmbH                                Germany                         100%

Brown & Sharpe S.p.A. ** DEA and its subsidiaries:               Italy                           100%

 Brown & Sharpe S.A. DEA                                         Spain                           100%

 Brown & Sharpe S.A. DEA                                         France                          100%

 Brown & Sharpe KK                                               Japan                           100%

Brown & Sharpe International Capital
 Corporation and its subsidiaries:                               Delaware                        100%

 Brown & Sharpe Messtechnik G.m.b.H.                             Germany                         100%

 Brown & Sharpe S.A. Tesa and its subsidiaries:                  Switzerland                     100%

  P. Roch, S.a.R.L.                                              Switzerland                     100%

  Tesa - Brown & Sharpe S.A.                                     France                          100%

  Brown & Sharpe PMI KK                                          Japan                           100%

 Brown & Sharpe Group Ltd.* and its subsidiaries:                United Kingdom                  100%

  White Lodge Financial Limited                                  United Kingdom                  100%

  Brown & Sharpe Ltd.                                            United Kingdom                  100%

  Mercer - Brown & Sharpe Ltd.                                   United Kingdom                  100%

Brown & Sharpe Qianshao Technology Co.                           China                            60%

                                   EXHIBIT 21
                                  (continued)

                      BROWN & SHARPE MANUFACTURING COMPANY
                      ------------------------------------
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------



Subsidiaries of the Registrant as of December 31, 2000, are as follows:

                                                                                      Percentage of
                                                               Jurisdiction            Voting Power
                                                                    of                 Owned by the
     Name of Subsidiary                                        Incorporation            Registrant
     ------------------                                        -------------          --------------
Brown & Sharpe Qianshao Trading Co.                            China                             75%

Brown & Sharpe Surface Inspection Systems, Inc.                California                        70%

Brown & Sharpe Surface Inspection Systems, Inc.                Israel                           100%

Brown & Sharpe Information Systems, Inc.                       Delaware                         100%


* Owned 71.3% by Brown & Sharpe International Capital Corporation and 28.7% by Tesa, S.A.
** Owned 85.0% by Brown & Sharpe Manufacturing Company and 15.0% by Brown &
   Sharpe International Capital Corporation.